UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

Frederick County Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 000-50407

Maryland	20-0049496
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 North Market Street, Frederick, Maryland 21701

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (301) 620-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

Frederick County Bancorp, Inc. (the “Company”) (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank (the “Bank”), announced today that on Monday, February 19, 2007 its branch located at 1595 Opossumtown Pike, Frederick, Maryland was destroyed as a result of a fire which occurred during an apparent robbery attempt of a store in the same shopping center, and resulted in the loss of the entire shopping center.  The Company has determined that its insurance coverage is adequate, and the fire damage should not result in a material loss.  Management is exploring various options to maintain service to customers of the branch, including a temporary site, increased courier service to its commercial customers and relocating the branch office.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREDERICK COUNTY BANCORP, INC.
(Registrant)

By:	/s/ William R. Talley, Jr.
William R. Talley, Jr.,
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

Dated:  February 20, 2007